As filed with the Securities and Exchange Commission on October ____, 2004.
                                                      Registration No. 333-11931



================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------



                               AMENDMENT NUMBER 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 --------------

                            SK REALTY VENTURES, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)

             Nevada                             6531                   76-0747086
-------------------------------   ----------------------------  ----------------------
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employee
 incorporation or organization)    Classification Code Number)  Identification Number)

                                 --------------

                               585 Stewart Avenue
                                    Suite 760
                              Garden City, NY 11530
                                 (516) 683-1254

   (Address and telephone number of Registrant's principal executive offices)

                                 Richard Miller
                             Chief Executive Officer
                            SK Realty Ventures, Inc.
                               585 Stewart Avenue
                                    Suite 760
                              Garden City, NY 11530
                                 (516) 683-1254

                                 --------------

                                   Copies to:
                               Paul Goodman, Esq.
                              420 Lexington Avenue
                            New York, New York 10170
                                 (212) 661-6800
           ----------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                -----------------

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

------------------------------ ---------------------- ------------------------- ------------------------ -------------------------
                                                          Proposed Maximum         Proposed Maximum
Title of Securities            Maximum Amount to be           Offering                 Aggregate          Amount of Registration
To be Registered:               Registered (1)(2):      Price Per Share (3):        Offering Price                 Fee:
------------------------------ ---------------------- ------------------------- ------------------------ -------------------------
Common Stock, Par Value,
$0.0001 share                        2,050,240                 $0.10                  $205,240.00                 $26.04
------------------------------ ---------------------- ------------------------- ------------------------ -------------------------

(1)  Includes 2,050,240 shares of common stock sold by selling shareholders.

(2) Also includes an indeterminate number of shares of common stock which may be issued with respect to such shares by way of a stock dividend, stock split or similar transaction in accordance with Rule 416.

(3) Selling shareholders will sell at the proposed offering price until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.


                                 --------------

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission on Form SB-2. These securities may not be sold nor may an offer to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED OCTOBER __, 2004


                        2,050,240 SHARES OF COMMON STOCK
                            SK REALTY VENTURES, INC.

                                   -----------


           There is currently no public market for our common stock and our common is not currently traded. We intend on seeking to have our common stock listed for quotation on the Over-The-Counter Bulletin Board.


           This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to:

           2,050,240 shares of our common stock based on current market prices. The selling stockholders may sell common stock from time to time on the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

           We will receive no proceeds from the sale of our common stock by the selling stockholders identified in this prospectus.


           You should read this prospectus and any supplement carefully before you invest in our common stock. Investing in our common stock involves risks. See, "Risk Factors" beginning on page 5.


           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                The date of this Prospectus is October ___ ,2004.

           The following table of contents has been designed to help you find important information contained in this prospectus.

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


Prospectus Summary..........................................................  5
Risk Factors ...............................................................  7
Plan of Distribution........................................................ 10
Information on Selling Stockholders......................................... 11
The Company................................................................. 23
Facilities.................................................................. 28
Litigation.................................................................. 28
Management's Discussion and Analysis........................................ 28
Directors, Executive Officers, Promoters and Control Persons................ 30
Executive Compensation...................................................... 31
Summary Compensation Table.................................................. 31
Option Grants in 2003....................................................... 31
Security Ownership of Certain Beneficial Owners and Management.............. 32
Market for Registrant's Common Equity and Related Stockholder Matters....... 33
Description of Securities................................................... 33
Legal Matters............................................................... 34
Experts..................................................................... 34
Where To Find Additional Information ....................................... 35
Index to Financial Information                                               F-1



                               PROSPECTUS SUMMARY

           This prospectus summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. For a more complete description of this offering, you should read this entire prospectus as well as the additional documents we refer to under the heading "Where To Find Additional Information."

OUR COMPANY


              Founded in 2003, we are in the business of purchasing tax lien certificates and tax deeds from municipalities and either realizing interest payments upon the redemption of the tax lien certificate by the owner of the underlying property or foreclosing on the property. Since our inception, we have acquired two properties in Reading, Pennsylvania via this method. Tax lien certificates and tax deeds are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action. Our plan is to buy tax lien certificates in a number of jurisdictions.

           As of September 22, 2004, there were 11,901,684 shares of the Company's common stock issued and outstanding.

           Our principal executive offices are located 585 Stewart Avenue; Suite 760, Garden City, NY 11530, and our telephone is (516) 683-1254.


                        SUMMARY FINANCIAL AND OTHER DATA

           The summary financial information has been extracted from the financial statements found at the back of this prospectus



Consolidated Balance Sheet Data:
      Total assets .........................................       $37,250
      Total current liabilities ............................             0
      Stockholders' equity                                         $37,250

Consolidated Statements of
Operations and Other Comprehensive Loss

      Revenues                                                $          0
      Expenses                                                      50,300
      Change in marketable securities valuation                     11,250
      Total Comprehensive Loss                                      61,550
      Basic Loss per share                                         ($0.01)
      Weighted Average Number of
        Shares Outstanding                                      11,901,684

                                  RISK FACTORS

BECAUSE WE HAVE A LIMITED HISTORY OF OPERATIONS WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.


We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.


OUR BUSINESS REQUIRES SIGNIFICANT EXPENDITURES WHICH WE MUST PAY BEFORE REALIZING ANY REVENUES.


The development of our business and the purchase of properties at tax sale auctions and tax lien certificates requires significant expenditures which are incurred before any revenue is recognized. We will continue to incur significant expenditures in connection with the acquisition of tax lien certificates. We cannot assure you that any required additional financing will be available to us or that any additional financing will not materially dilute the ownership of our shareholders. Any inability of the Company to secure additional financing on terms acceptable to the Company may have a material adverse effect on the business of the Company.


THE NATURE OF OUR BUSINESS MAY MAKE PROJECTING FUTURE REVENUES DIFFICULT


Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. In the event that the tax lien certificate is not redeemed, and the property is foreclosed or a property is bought in a tax sale auction, the Company will not be able to predict how quickly it may be rented or sold. Additionally, if the Company purchases a property in a tax lien sale, we will not know how quickly it may be rented or sold and the failure of the Company to regularly sell properties or collect on tax liens may have a material adverse effect on the business of the Company.


DEPENDENCE ON KEY PERSONNEL.


Our performance is substantially dependent on the continued services and on the performance of our sole executive officer and director and other key employees, many of whom have worked together for only a short period of time. Particularly in light of our relatively early stage of development, we are dependent on retaining and motivating highly qualified personnel, especially our senior management. We do not have "key person" life insurance policies on any of our executive officers. The loss of the services of our sole executive officer or other key employees could have a material adverse effect on our business, results of operations or financial condition. See "Management."

NO CURRENT PUBLIC MARKET FOR STOCK


Prior to this Offering, no public trading market existed for the Company's securities. There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board through having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder. Because there is none and may be no public market for the Company's stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.


Furthermore, when and if the Company's common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares and an investor may find it difficult to dispose of any Shares purchased hereunder.

RISK OF LOW PRICED STOCK; PENNY STOCK REGULATIONS


Based upon the anticipated price of the Company's Common Stock on the OTC Bulletin Board, the Company may be subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers which sell securities to persons other than established customers and "accredited investors." For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received a purchasers written consent to the transaction prior to sale. Consequently, the Rule may adversely affect the ability of the broker-dealers to sell the Company's securities and may affect the Company's ability to secure future equity financing which would have a material adverse effect on the Company.


The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exceptions. Since the Company's securities may be subject to the existing rules on penny stock, the market liquidity for the Company's securities could be severely adversely affected.

GOVERNMENTAL REGULATION


The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry. The operations of the Company will also be subject to regulations normally incident to business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities. The failure of the Company to properly comply with applicable laws and regulations could have a material adverse effect on the business of the Company.

NO ASSURANCE OF COMMERCIAL SUCCESS

The Company competes in the highly competitive market for real estate and tax lien certificates and foreclosure. The Company currently has limited financial, personnel and other resources to undertake the extensive activities that will be necessary to execute its business plan. There is no assurance that the Company will be able to formalize expanded marketing arrangements or that its marketing efforts will result in substantial additional revenues. The failure of the Company to formalize expanded marketing arrangements may have a material adverse effect on the business of the Company. See "Business".

NO DIVIDENDS


The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. Because no dividends will be paid, purchasers of shares should not expect any return on their investment in the form of cash dividends.


UNPREDICTABLE CASH FLOW

Once the Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, the Company will not be able to predict how quickly it may be rented or sold and therefore, the Company may have difficulty in predicting and maintaining cash flow, which may have a material adverse effect on the Company.


FORWARD LOOKING STATEMENTS

           The statements we make in this prospectus that are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward- looking statements. These statements are subject to risks and uncertainties beyond our reasonable control that could cause our actual business and results of operations to differ materially from those reflected in our forward-looking statements. The safe harbor provisions provided in the Securities Litigation Reform Act do not apply to forward-looking statements we make in this prospectus.

           Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends, which we anticipate in our industry and our good faith estimate of the effect on these trends of such factors as industry capacity, product demand and product pricing. In addition, our forward-looking statements are subject to our ability to reverse the current negative trend in our financial results.

           The inclusion of projections and other forward-looking statements should not be regarded as a representation by us or any other person that we will realize our projections or that any of our forward-looking statements contained in this prospectus will prove to be accurate. We will not update any forward-looking statements other than as required by law.

PLAN OF DISTRIBUTION


           The selling shareholders will sell at the proposed offering price until the Company's securities are quoted on the Over The Counter Bulletin Board, and thereafter at prevailing market price or prices or privately negotiated price.


          o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

          o    in privately-negotiated transactions;

          o    through the writing of options on the shares;

          o    short sales; or

          o    any combination thereof.

           The sale price to the public may be:

          o    the market price prevailing at the time of sale;

          o    a price related to such prevailing market price;

          o    at negotiated prices; or

          o such other price as the selling stockholders determine from time to time.

           The shares may also be sold pursuant to Rule 144 or Regulation S. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

           The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts.

           The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

           The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

           Selling shareholders will sell at the proposed offering price until the Company's securities are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market price or prices or privately negotiated price.

USE OF PROCEEDS

           We are registering shares of common stock offered by this prospectus to satisfy our contractual obligation to the investors. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders under this prospectus.

INFORMATION ON SELLING STOCKHOLDERS

           The following table includes certain information with respect to the selling stockholders as of September 22, 2004. The selling stockholders are not registered broker-dealers or affiliates of any registered broker-dealers.

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
AAMPRO GROUP, INC                                       100,000        100,000             0%
PAUL GOODMAN (1)                                         50,000         50,000             0%
MILTON MILLER (2)                                       280,000        280,000             0%
JERALD HAWK                                             275,000        275,000             0%
BARRY HAWK (2)                                          250,000        250,000             0%
STUART DAVIS (2)                                        250,000        250,000             0%
ROBERT DAVIS(2)                                         275,000        275,000             0%
CONGREGATION EITZ CHAYIM                                 10,144         10,000             0%
STEVE ZEITCHICK                                         150,000        150,000             0%
YESHIVA UNIVERSITY                                       10,000         10,000             0%
GWEN SIMON                                              300,000        300,000             0%
BONNIE ABER                                                  30              0             0%
LARRY ABRAMS                                                  1              0             0%
ALAN ADELSON & ELLEN ADELSON                                  3              0             0%
943518 ALBERTA LTD.                                         250            250             0%
DOMINIC ALBO, JR.                                             1              1             0%
JOE ALLEN                                                     1              1             0%
JAMES ALLEY                                                   1              1             0%
VALARIE ALTER                                                 1              1             0%
AMSTAFF, INC.                                               432            432             0%
ROGER ARNEBURGH                                               1              1             0%
ASHIR BAH LLC                                               900            900             0%
RONALD ATTEBURY                                               1              1             0%
LORA BARKER CUST. MARTIN BARKER UGMA                          1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
ROY BARKER                                                    1              1             0%
RUTH BARKER                                                   1              1             0%
ROBERT BARRET                                                 1              1             0%
J BARRY ROBB PROFIT SHARING TRUST                             1              1             0%
OWEN BARTLETT & JENINE A. BARTLETT                            1              1             0%
BASIC INVESTORS INC.                                         60             60             0%
CATHERINE BATEY                                               1              1             0%
BRENT BECK                                                    1              1             0%
VERN BELAUSTEQUI & VELMA BELAUSTEQUI, JT. TEN.                1              1             0%
RICHARD BENNETT                                               1              1             0%
FRANK BEBEREA                                                 1              1             0%
JOSEPH BERGESON                                               2              2             0%
JACK BERRETT & BARBARA BERRETT JT. TEN.                       1              1             0%
MERGE BERRET                                                  1              1             0%
WILLIAM BEYER & SHIRLEY BEYER, JT. TEN.                       1              1             0%
SAM BIDA & NEVA BIDA, JT. TEN.                                1              1             0%
BIG VALLEY LAND & CASTLE CO                                   1              1             0%
RUSSELL M BILLINGS                                            1              1             0%
BILLION STAR ASIA LTD                                        45             45             0%
PHILIP REED BLOMQUIST                                         1              1             0%
NICK BOYER                                                    1              1             0%
MELVIN BRIGGS                                                 1              1             0%
DEAN BRISTOW                                                  1              1             0%
BRUCE BROCKBANK                                               1              1             0%
RAY BRODERICK & PAULA BRODERICK JT TEN                        1              1             0%
BRONCO                                                        1              1             0%
MARTY BROOKS                                                  1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
LEONARD BROWN                                                 1              1             0%
DAVID BROWN                                                   1              1             0%
PATRICIA A BUNDERSON                                          1              1             0%
CHARLES W BURNS                                               1              1             0%
C & B MARKETING                                               1              1             0%
JAMES CAGALA & NICOLE CAGALA JT TEN                           1              1             0%
ELLIOTT CAPLAN                                              150            150             0%
KENNETH R CARDON                                              1              1             0%
DOUGLAS A CASPER                                              1              1             0%
LUCKY N CATON                                                 1              1             0%
CDA INVESTMENT                                                1              1             0%
CEDE & CO THE DEPOSITORY TR & CLEARING CO                28,015         28,015             0%
BYUNG CHUL CHA                                               12             12             0%
CHABAD OF GREAT NECK                                        120            120             0%
M R CHALFANT                                                  1              1             0%
LUAYNE C CHATHAM                                              1              1             0%
RUTH CHILOS                                                   1              1             0%
DEOG SUNG CHO                                                12             12             0%
BYENG CHANG CHOI                                              3              3             0%
JIN MOOK CHOI                                                11             11             0%
KATHY CHRISTENSEN                                             1              1             0%
LEE CHRITCHFIELD                                              1              1             0%
JOHN A CIMINSKI & DAVID ALTON BURNETTE JT TEN                 1              1             0%
GERALD T CLOSE                                                1              1             0%
SHERMAN L CLOWARD PENSION & PROFIT SHARING TRUST              1              1             0%
EARL COCHRAN                                                  1              1             0%
CONTINENTAL AMERICAN RESOURCES INC                            1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
ROBERT COOMBS                                                 1              1             0%
JACK G CORNETT JR & BECKY L CORNETT JT TEN                    1              1             0%
CORPORATE SERVICES GROUP LLC                                420            420             0%
COVEY & COMPANY, INC.                                         1              1
MARVIN R COX                                                  1              1             0%
CROSS CAPITAL FUND LLC                                    5,383          5,383             0%
WILLIAM R CUMMINGS & FAITH B CUMMINGS JT TEN                  1              1             0%
TERRI LYNN CURTIS & JOHN WILLIAM CURTIS JT TEN                1              1             0%
MICHAEL CURTIS                                                1              1             0%
CYBER-CARE INC                                               29             29             0%
PATRICIA DEBOARD                                              1              1             0%
MAZIE DESANTO & DIANE BAKKE JT TEN                            1              1             0%
DOUGLAS DIMICK                                               51             51             0%
HOWARD A DIXON                                                1              1             0%
ENNETH C DIXON                                                1              1             0%
DONG AH FLOUR MILLING CO LTD                                  5              5             0%
AVID DORTON                                                   1              1             0%
LEONARD E DRIGGS                                              1              1             0%
CLIFF F DUNSTON                                               1              1             0%
ALICE EARHEART                                                1              1             0%
CHARLES EDELEN                                                1              1             0%
MARTHA EENKHOORN                                              1              1             0%
JACK EKINS                                                    1              1             0%
JOHN P EKINS                                                  1              1             0%
MIKE ELROD                                                    1              1             0%
E O M                                                         1              1             0%
MICHAEL ESPLIN & CRAIG SNYDER JT TEN                          1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
EDWIN FANKHAUSER                                              1              1             0%
STEPHEN L FARKAS                                         58,093         58,093             0%
RON FIFE                                                      1              1             0%
DAVID J FINCH & MELISSA K FINCH JT TEN                        1              1             0%
STEVEN K FLENTJE                                              1              1             0%
JON J FLETCHER                                                1              1             0%
CHARLES H FOOTE                                               1              1             0%
DAVID FOUTCH                                                  1              1             0%
SHERMAN D GARDNER                                             1              1             0%
PETER GARFF CUST FBO MATTHEW & LISA GARFF UNDER THE           1              1             0%
T\UGMA
JAMES D GARRETSON                                             1              1             0%
LAWRENCE M GIBNEY                                             1              1             0%
KERRY GIOVANINI & ANDY WELCH JT TEN                           5              5             0%
GLEN G GREEN & BETTY S GREEN JT TEN                           1              1             0%
GLENNA GREY                                                   1              1             0%
DONNA GYORFI                                                 30             30             0%
HAIG HAGIHARA                                                 1              1             0%
DON HANN                                                    450            450             0%
R KELLY HARRIS                                                1              1             0%
CLIFFORD JOHN HARRISON                                        1              1             0%
HERMAN K HATCH                                                1              1             0%
MICHAEL HAYES                                                 1              1             0%
BRENT HAYWOOD                                                 1              1             0%
E J HAYWOOD                                                   1              1             0%
JAMES P HENDRIX                                               1              1             0%
TED W HILLSTEAD                                               1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
JERALD D HOLYOAK & ANNE W HOLYOAK JT TEN                      1              1             0%
CHAD HOOPES                                                   1              1             0%
EDITH COLES HORNVNG                                           1              1             0%
BEVERLY HORTON                                                6              6             0%
WILLIAM HOUSTON                                               1              1             0%
THOMAS M HUGHES & THOMAS A HUGHES JT TEN                      1              1             0%
DAE SEOG HWANG                                               12             12             0%
IRENE V INGEGNERI & JOE S INGEGNERI JT TEN                   80             80             0%
JAUSSI ENTERPRISES                                            1              1             0%
JERRY A JEFFS & KAY JEFFS JT TEN                              1              1             0%
RAYMOND E JESSOP CHARITABLE REMAINDER UNIT TRUST DTD          1              1             0%
2-28-93
HUGH JOHNSON                                                  1              1             0%
LLYOD JOHNSON & MARJORIE JOHNSON JT TEN                       1              1             0%
GAIL JONES                                                    1              1             0%
MILT JONES                                                    1              1             0%
BARRY L KAHN                                                  1              1             0%
JOSEPH A KATZ & SENIA G KATZ JT TEN                           1              1             0%
MARTIN I KATZ                                                 1              1             0%
SYLVIA KAUFMAN                                                1              1             0%
KIM KEENE                                                    60             60             0%
KARL KENDALL                                                  1              1             0%
KEARN KENDALL                                                 1              1             0%
YOUNG HO KIM                                                 11             11             0%
YOUNG HAK KIM                                                 6              6             0%
FRANKLIN KIMBALL                                              1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
H W KIRKENDALL & DAWN KIRKENDALL JT TEN                       1              1             0%
BEN KOLMAN                                                    1              1             0%
KOREA FLOUR MILLING CO                                        5              5             0%
LTD
ELIZABETH KOZIC                                              30             30             0%
GEORGE L KUSIC & ALEXANDRA B KUSIC JT TEN                     1              1             0%
SEUNG HO KWAK                                                21             21             0%
JI HO KWAK                                                   14             14             0%
RICHARD LAMB                                                  1              1             0%
LAVERNE LAMBSON                                               1              1             0%
RICHARD B LANDY                                             200            200             0%
DAVID GRANT LANE                                              1              1             0%
DUSTY LANE & KAREN LANE JT TEN                                1              1             0%
GRANT LANE                                                    1              1             0%
JERRY LANE                                                    1              1             0%
SCOTT LANE                                                    1              1             0%
TROY LANE                                                     1              1             0%
DAVID L LANGE                                                 1              1             0%
EMMITT A LARKIN COMPANY INC                                   1              1             0%
F CALL LAW                                                    1              1             0%
JAEIL LEE                                                    14             14             0%
HISANG LEE                                                    5              5             0%
KANG KIK LEE                                                 12             12             0%
JIN CHUL LEE                                                 12             12             0%
LIVERPOOL HOLDING                                             8              8             0%
LARRY LLOYD                                                   1              1             0%
ELMER LOAN & KATHERINE LOAN JT TEN                            1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
MICHAEL L LOAN                                                1              1             0%
JAY P MACKENZIE                                               1              1             0%
LUCILLE H MACKENZIE                                           1              1             0%
MICHAEL B MACKENZIE                                           1              1             0%
NANNETTE G MACKENZIE                                          1              1             0%
ROLON MADSEN & RAMONA MADSEN JT TEN                           1              1             0%
JOE P MAHONEY                                                30             30             0%
PETER MARKUS                                                180            180             0%
GERALD MAXWARE                                                1              1             0%
LISA MAYER                                                  450            450             0%
EDWIN G MCCLELLAN                                             1              1             0%
MCDERMIND ST LAWRENCE SECURITIES LTD                          1              1             0%
BYRON T MCGREGOR & JAY L MCGREGOR JT TEN                      1              1             0%
JAMES A MCMAHON                                               1              1             0%
ED MELILLO                                                   30             30             0%
MIDI INCORPORATED                                             1              1             0%
MARVIN MILLS                                                  1              1             0%
DONALD M MLACKER                                              1              1             0%
GARY K MLACKER                                                1              1             0%
MOTOR CARS OF SOUTH FLORIDA                                   1              1             0%
DIAN MOUSER                                                   1              1             0%
VIRGINIA E MUIR                                               1              1             0%
JEFF NEARY                                                    1              1             0%
CARL C NELSON                                                 1              1             0%
CHRISTINE NELSON                                              1              1             0%
DAVID C NELSON                                                1              1             0%
NELSON DECORATION CENTER                                      1              1             0%
KENT B NELSON                                                 1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
LARRY NEWMAN                                                  1              1             0%
JOHN M NOLAN                                                  1              1             0%
G JESSE OAKEY                                                 1              1             0%
MYUNG KEUN OH                                                 8              8             0%
OHR LAYEHUDIM INC                                           100            100             0%
LAURA OLSON                                                  14             14             0%
OPI PRODUCTS INC PROFIT SHARING PLAN                          3              3             0%
PALKOWSKI & CO                                                1              1             0%
DAVID PARKER                                                  1              1             0%
ROBERT PARSONS                                                1              1             0%
OGER PELLUM                                                   1              1             0%
TIM PERRY                                                     1              1             0%
RAY PETERSON                                                  1              1             0%
GERALDINE PEZELY                                              1              1             0%
NEIL R PHELPS JR                                              1              1             0%
LORNA H PIERCE                                                1              1             0%
RUSSELL V ST PIERRE                                           1              1             0%
VENITA L POWERS                                               6              6             0%
ROBERT C RAHMLOW & BEATRICE S RAHMLOW JT TEN                  2              2             0%
D MICHAEL REES & JANET REES JT TEN                            1              1             0%
JANET REES                                                    1              1             0%
DAVID A REEVE                                                 1              1             0%
HOWARD T REID                                                 1              1             0%
BONNIE REYNOLDS                                               1              1             0%
DON B RILEY & V LORRAINE RILEY JT TEN                         1              1             0%
ROGER L RIMER & JOHN R BAILEY JR TEN COM                      1              1
RJB CONSULTING INC                                          502            502             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
JAMES S ROBB & MARY L ROBB JT TEN                             1              1             0%
ROBERT L ROBB & SUSAN L ROBB JT TEN                           1              1             0%
ARTHUR ROBBINS                                                1              1             0%
REBECCA ROBBINS                                               1              1             0%
THOMAS A ROBERTS                                              1              1             0%
JAMES L ROBERTSON                                             1              1             0%
ROCKETS RED GLARE INC                                         1              1             0%
W L ROSS                                                      1              1             0%
DANIEL K RYU                                                 21             21             0%
CHUL HYUNG RYU                                               22             22             0%
MARTYN SALUSSO                                                1              1             0%
JOHN SAMONS                                                 450            450             0%
SAN PEDRO SECURITIES                                          1              1             0%
REX SANDERS & JONI SANDERS JT TEN                             1              1             0%
S B INVESTMENT COMPANY                                        1              1             0%
H STEVEN SCHEIDELL                                            1              1             0%
FRED W SCHMIDT TR DTD 03\13\30                                2              2             0%
THOM SCHNEIDT                                                 1              1             0%
SHAUNNA SCHOFIELD                                             1              1             0%
A W SCOTT JR PROFIT SHARING FUND AND TRUST AGREEMENT          1              1             0%
TEONG SOO SHIN                                                3              3             0%
SEOK JOO SIM                                                 14             14             0%
IRVIN SKIBELL                                                 1              1             0%
GEORGE S SMITH                                                1              1             0%
HAROLD EGBERT SMITH & CAROLYN A SMITH JT TEN                  1              1             0%
SCOTT H SMITH                                                 1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
CRAIG SNYDER                                                  1              1             0%
JAMES SNYDER                                                  1              1             0%
JOHN F SNYDER                                                 1              1             0%
ROBERT P SNYDER                                               1              1             0%
LAWRENCE SOLOMON                                              3              3             0%
MANUS R SPANIER & ANN H SPANIER JT TEN                        1              1             0%
SPEAR LEEDS & KELLOG                                          1              0             0%
ALAN SPORN                                                  875            875             0%
OTTO H SPRENGER                                               1              1             0%
MARY R SQUIRES                                                1              1             0%
LINDA NANDEL STADT                                            1              1             0%
STATIS EQUITIES                                           1,500          1,500             0%
JENNIFER STEINERT                                             1              1             0%
J R STEPHENSON                                                1              1             0%
MARILYN STEVENS                                               1              1             0%
STRATEGICA GROUP INC                                          1              1             0%
PETER SZCZERBA                                              300            300             0%
N CARL TENNEY                                                 1              1             0%
JOHN TENNEY                                                   1              1             0%
E NICKIE THIESE                                               1              1             0%
DAVID THOMAS & CINDY THOMAS JT TEN                            1              1             0%
WILLIAM C THOMPSON                                            1              1             0%
GEORGE A THOMPSON                                             1              1             0%
VERNE R TILLESEN                                              1              1             0%
HOWARD TONER                                                  8              8             0%
TRADE GROUP LIMITED                                          42             42             0%
ELVENA R TULLER                                               1              1             0%
LYNN TURNBOW                                                  1              1             0%
FRED D TUTTLE                                                 1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
STEPHEN UNTERBERG                                           150            150             0%
BLAKE VAN LEEUWEN                                             1              1             0%
BRAD VAN LEEUWEN                                              1              1             0%
CRAIG VAN LEEUWEN                                             1              1             0%
GEORGE H VAN LEEUWEN & SHIRLEY VAN LEEUWEN JT TEN             1              1             0%
ROBERT VARNEY                                                 1              1             0%
VENTURE PLANNING INC                                         60             60             0%
THOMAS R WADDELL                                              1              1             0%
CLEMONS F WALKER & MICHAEL MICKELAS JT TEN                    1              1             0%
W MACK WALKER                                                 1              1             0%
GERALD WALTON                                                 9              9             0%
DOUGLAS H WEBB & DEBORAH S WEBB JT TEN                        1              1             0%
WESCAP                                                        1              1             0%
DAVID C WEST                                                  1              1             0%
HERSHAEL WEST                                                 1              1             0%
PERRY WHITTINGTON & MARY S WHITTINGTON JT TEN                 1              1             0%
JOANNE M WIDITZ                                              60             60             0%
LLOYD WILHELM                                                 1              1             0%
JIM WILKENSON                                                 1              1             0%
JAMES WILKINSON                                               1              1             0%
BETTY WILLIAMS                                                1              1             0%
RICHARD B WILLIAMS                                            1              1             0%
GENE WILLISON                                                 1              1             0%
EDDIE MCCLELLAN TTEE TED A WINN SELF EMPLOYMENT PLAN          1              1             0%
TED A WINN & LEONA L WINN JT TEN                              1              1             0%
JOHN J WITKOWSKI & CAROLYN A WITKOWSKI JT TEN                 1              1             0%

                                                                       Maximum
                                                      Beneficial      Number of       Approximate
                                                     Ownership of     Shares of      Percentage of
                                                     Common Stock    Common Stock     Common Stock
                                                       Prior to      Offered for      to be Owned
Name                                                 the Offering    Sale Hereby     After Offering
----------------------------------------------       -------------   ------------    --------------
WLR INVESTMENTS                                               1              1             0%
GARY WOJTKIEWICZ                                              1              1             0%
A R WOLDBERG                                                  1              1             0%
CLIFFORD S WOLFSWINKEL                                        1              1             0%
DOROTHY HELEN YOUNG                                           1              1             0%


(1) Has provided legal services to the Company within the past three years.
(2) Has provided consulting services to the Company within the past three years.

                            SK REALTY VENTURES, INC.

ORGANIZATION AND DEVELOPMENT


           The Company was organized in August, 2003, as a Nevada corporation. In August, 2003, the Company acquired its wholly-owned subsidiary, J. Adams Holdings, Inc., a Delaware corporation via the acquisition of all of the outstanding shares of J. Adams Holdings, Inc. The Company is a development stage company principally engaged, through its J. Adam subsidiary, in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and other jurisdictions.


           Our principal executive offices are located 585 Stewart Avenue; Suite 760, Garden City, NY 11530, and our telephone is (516) 683-1254. We do not have a Web site.

BUSINESS


           Founded in 2003, through our J. Adam subsidiary, we are in the business of purchasing real estate properties auctioned at tax sales and purchasing tax lien certificates from municipalities and either realizing a substantial gain upon the redemption of the tax lien certificate by the owner of the underlying property or sale properties acquired (after foreclosing on the property in the case of a unredeemed tax lien certificate. Since our inception, we have acquired two properties in Reading, Pennsylvania via purchase at a tax auction sale.


           The Company entered the business through the acquisition on August 15, 2003 of J. Adams Holdings, Inc., a Delaware corporation, the predecessor of the Company, from non-affiliates of the Company, in exchange for the issuance of 1,800,000 newly issued shares of common stock of the Company.


           Our plan is two fold. First, to purchase properties at tax sales and resell those properties for a capital gain. Second, to purchase tax lien certificates in a number of jurisdictions and realize income from holding them until they are redeemed by the owner of the underlying property or realize a capital gain by foreclosing on the property if the tax lien certificates are not redeemed. The Company will utilize a revolving credit line in the amount of $100,000 to provide financing for purchasing of additional tax lien certificates and properties.


           Tax lien certificates are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and/or interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action.

INDUSTRY OVERVIEW

           Municipalities, counties, school districts and other jurisdictions with the statutory right to collect real estate taxes often face delinquent tax payers. Since these jurisdictions have immediate need for the revenue expected from tax levies, the legislatures in many states have passed legislation which permit the taxing jurisdictions to either foreclose upon properties and sell them at auction or sell off the right to receive the delinquent taxes. By selling off the property or the right to receive the delinquent taxes, the jurisdiction is able to provide the cash flow needed for their operations. The method varies from state to state. Normally, taxing jurisdictions in states that provide for tax lien sales, sell off the right to receive the delinquent tax payments, at public auction, in the form of a tax lien certificates. In order to encourage the purchase of the tax lien certificates by investors, most state legislatures have provided certain incentives to the purchasers, including providing the holder of a tax lien certificate with a first lien against the underlying property, a lien that is superior to the lien of a mortgage holder. Additionally, the legislatures have provided that in order for the property owner to redeem the tax lien certificate, a financial penalty or interest rate must be paid. The amount of these penalties and permissible interest vary from state to state. Finally, most states provide that the holder of a tax lien certificate, in the event that the certificate is not redeemed within a fixed redemption period, can foreclose and take ownership of the property, in a summary or administrative proceeding.

           At least 25 states permit the sale of tax lien certificates by taxing jurisdictions. Each state's statutes provide for either a penalty which is added to the outstanding real estate amount or an interest rate to be applied to the outstanding amount. In addition, each state also prescribes the amount of time that the property owner has before the tax lien certificate holder may foreclose on the property. The table below contains a summary of the laws in various states which provide for tax lien certificates. The Company, from time to time, intends to do business in each of these states.

--------------------------------------------------------------------------------
Illinois           18% penalty per six month period on non farm land and 12%
                   penalty per six month period on farmland.
--------------------------------------------------------------------------------
Arizona            16% interest- Redemption period is three to five years
--------------------------------------------------------------------------------
Colorado           9% interest above the prime rate.
--------------------------------------------------------------------------------
Delaware           15% Penalty - One year redemption.
--------------------------------------------------------------------------------
Florida            18% penalty per annum.
--------------------------------------------------------------------------------
Georgia            20% penalty - one year redemption period.
--------------------------------------------------------------------------------
Indiana            10% penalty if redeemed during first six months - 15% penalty if redeemed during second six months - 25% after one year.
--------------------------------------------------------------------------------
Iowa               2% per month - Redemption period is 3 years
--------------------------------------------------------------------------------
Mississippi        1-1/2% interest per month until redeemed. Redemption period is 2 years.
--------------------------------------------------------------------------------
New Hampshire      18% interest per year. Two year redemption period.
--------------------------------------------------------------------------------
New Jersey         18% interest per year. Two year redemption period.
--------------------------------------------------------------------------------
Rhode Island       10% penalty if redeemed anytime during first six months plus
                   1% for each month thereafter.  One year redemption period
--------------------------------------------------------------------------------
Vermont            12% interest - One year redemption period.
--------------------------------------------------------------------------------
Washington D.C.    1% interest per month.
--------------------------------------------------------------------------------
Wyoming            18% interest - Four year redemption period.
--------------------------------------------------------------------------------

           Pennsylvania does not sell tax lien certificates, rather, properties are sold by the state in tax foreclosure sales. The two properties currently owned by the Company were bought in such foreclosure sales. 26


OPERATIONS AND BUSINESS PLAN

           The Company will seek to purchase additional tax lien certificates at auction in various municipalities in various states. The Company will initially concentrate its efforts on purchasing properties and tax lien certificates in New Jersey and Pennsylvania. The Company has already placed substantial effort in creating a database which contains information about municipalities and other jurisdictions and their respective auction dates for properties and tax lien certificates. The Company will seek advanced lists of tax lien certificates to be offered at auction and will conduct due diligence to review the underlying properties, their condition and their potential resale or rental value.

           The Company will learn about opportunities to attend auction sales for sales of properties and tax lien certificates through published lists of upcoming auctions distributed by taxing authorities and third party publishers.

           The Company will attend auction sales of properties and tax lien certificates on a regular basis and attempt to purchase tax lien certificates on desirable property at a discounted price. It has been the experience of management, that most tax lien certificates sell at auction for at least 90% of the amount of taxes outstanding and some tax lien certificates will sell for more than 100% of the amount of taxes outstanding.

           Once the Company has become the successful bidder for one or more properties, the Company will retain a broker to resell the property. Once the Company has become the successful bidder for one or more tax lien certificates, the Company will then manage the process of collection of the amount due under the tax lien certificates, including the statutory interest and penalties. In certain circumstances, when a tax lien certificate is not redeemed by a property owner within the statutory period, the Company will seek to acquire ownership of the property via a foreclosure proceeding. The foreclosure proceedings will vary from jurisdiction to jurisdiction. Upon foreclosure, the Company will either rent the property or place the property on the market for sale.

           Once a Company has acquired a tax lien certificate, the Company will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, the Company will not be able to predict how quickly it may be rented or sold. Therefore, the Company may have difficulty in predicting and maintaining cash flow.

           In order to provide adequate funding for the Company to purchase additional properties and tax lien certificates and to pay for operating expenses, the Company will need to either seek working capital in the form of loans or additional equity funding or will need to sell some or all of the properties it currently owns. Currently, the Company has obtained a line of credit agreement in the amount of $100,000 which the Company intends to use to fund the purchase of properties and tax lien certificates.

There can be no assurance that the Company will be able to obtain additional loans or equity financing on terms agreeable to the Company and there can be no assurance that the Company will be able to sell the properties that it owns either on a timely basis or at a price agreeable to the Company.

           The Company current owns two properties in Reading, PA which were acquired at a tax sale auction. One of the properties is a three story brick building and was acquired for $8,892. The other property is a two story brick building and was acquired for $4,120. The Company intends to sell both properties.

INVESTMENT POLICY

The Company's investments will be limited to only acquiring properties in tax foreclosure sales and auctions and to acquire tax lien certificates at auction. While the Company has no set policy as to the percentage of the Company's assets which may be invested in one investment, once the Company has acquired more than four properties, the Company intends not to invest more than 25% of the Company's assets in any one property. The Company intends on investing only in real estate properties, including, office buildings, apartment buildings, shopping centers, industrial and commercial properties. The Company does not intend to become a mortgage lender, nor does the Company intend to acquire other kinds of securities.


COMPETITION

           There is strong competition for the purchase of properties and tax lien certificates, primarily in the form of local investors and investment groups located in or near the taxing jurisdictions. There are few competitors, if any, who operate on a national basis. The Company, as it expands its operations into additional states and jurisdictions expects strong competition for the purchase of specific tax lien certificates which may result in higher prices being paid by the Company for specific tax lien certificates.


OUR CREDIT LINE AGREEMENT

On May 1, 2004, our wholly owned J. Adam Holdings, Inc. subsidiary executed a Secured Credit Line Agreement with Triple J Associates (the "Credit Line Agreement"). Triple J Associates is owned by our sole officer and director, Richard Miller. Pursuant to the Credit Line Agreement, Triple J Associates will make up to $100,000available to the Company, on a revolving basis, specifically for the acquisition by the Company of real estate tax liens and real estate tax deeds. Amounts borrowed under the Credit Line Agreement will bear interest at a rate of nine percent (9%) per annum and amounts borrowed may be repaid at any time in an amount of at least $10,000. Repaid amounts may be re-borrowed by the Company. The Credit Line Agreement expires on December 31, 2005, at which time all outstanding amounts must be repaid. Amounts borrowed under the Credit Line Agreement are memorialized in a Secured Revolving Grid Promissory Note and secured by a Credit Line Mortgage and Security Agreement.

OUR PROPERTIES.

           The Company, through it wholly owned subsidiary, has obtained ownership of two pieces of property in Reading, PA by bidding and paying back taxes on the county's tax sale of the property. Both properties are residential, single family dwellings. Both properties are owned in fee by the Company, without any mortgages or any encumbrances. Annual real estate taxes are less than $1,000 per property. Both properties are currently vacant and the Company has no intention to rent the properties. The Company intends to retain a broker to offer both properties for sale.

GOVERNMENT REGULATION

           The purchase of tax lien certificates is regulated by statute in each state, as well as, local laws in jurisdictions. Once tax lien certificates are purchases, the Company will be subject to applicable laws and regulations regarding the collection of the outstanding amounts and the foreclosure of the property. The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry. The operations of the Company will also be subject to regulations normally incident o business operations (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations). Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

PROPRIETARY RIGHTS

           We currently own no copyrights, trademarks, and other intellectual property rights as critical to our success except for trade secrets related to our business methodologies, practices and tools. To protect our rights in these various intellectual properties, we rely on a combination of trade secret protection and confidentiality agreements and other contractual arrangements with our employees, clients, strategic partners, acquisition targets and others to protect our proprietary rights. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against us.

EMPLOYEES


           As of September 15, 2004, we had one full time and one part time employees.


FISCAL YEAR

           Our fiscal year is from January 1 to December 31 of each year.

FACILITIES

           Pursuant to an oral agreement, we utilize the offices of our President, at no cost to the Company.
As we implement our business strategy, it is expected that we will acquire additional office space in the New York City metropolitan area.

LITIGATION

           We are not engaged in any litigation.

MANAGEMENT'S DISCUSSION AND ANALYSIS

RESULTS OF OPERATIONS

           We are currently in the development stage and in the process of raising capital. All activity to date has been related to its formation and the acquisition of our J. Adams Holdings, Inc. subsidiary and the two properties that it owns. Our ability to commence full operations is contingent upon obtaining adequate financial resources other than through this Offering.


ASSETS

           As shown on the Company's consolidated balance sheet for the year ended December 31, 2003 and the six month period ended June 30, 2004, the Company had total assets of $37,250 and $18,550, respectively. The decrease in the Company's assets was related to a drop in the market value of marketable securities owned by the Company.


TOTAL REVENUE.


           We had no revenue for the year ended December 31, 2003 and no revenue for the six month period ended June 30, 2004. Although the Company currently owns two properties in Reading, PA, no revenue has been generated from these properties and there will be no revenue from the properties until they are rented or sold.


OPERATING EXPENSES.


           Operating expenses for the year ended 2003 were $50,300 which was composed of salary expense in the amount of $20,000 and consulting expenses in the amount of $30,300. Consulting expenses were for business development and strategic planning services related to the formation of the Company's business plan and the identification of merger and acquisition condidates. Operating expenses for the six month period ended June 30, 2004, were $128,641 which consisted of salary and consulting expenses and other overhead expenses associated with the operation of the business.


LIQUIDITY AND CAPITAL RESOURCES


           Our capital requirements are dependent on several factors, including the costs of tax lien certificates acquired, the timing of redemptions of tax lien certificates and the timing of the sale of properties acquired by the Company through foreclosure. We believe that we will not generate enough cash from operations to be sufficient to fund our ongoing operations through the next twelve months. As of June 30, 2004, we had only $50.00 in cash on our balance sheet. We have secured financing to enable us to meet our obligations in the form of a credit line agreement which will provide up to $100,000 in debt financing from Triple J Associates, a company owned by our sole officer and director, Richard Miller.


           While we anticipate that this credit line arrangement will provide sufficient financing for the Company's operations and property and tax lien acquisition program, there can be no assurance that the Company will not need to seek additional financing. There can be no assurance that we will be able to successfully raise such additional funds, if needed, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be dilutive to our current stockholders. The incurrence of indebtedness would result in an increase in our fixed obligations and could result in borrowing covenants that would restrict our operations. If financing is not available when required or is not available on acceptable terms, we may be unable to develop or enhance our products or services. In addition, we may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on our business, results of operations and financial condition Lack of additional funds will materially affect our business and may cause us to cease operations. Consequently, stockholders could incur a loss of their entire investment in


           On November 15, 2003, the Company received 750,000 shares of restricted common stock Aampro Group, Inc. ("Aampro Group") in exchange for 200,000 shares of restricted common stock of the Company. Aampro Group is a publicly traded company listed on the Over-the-Counter Bulletin Board under the symbol "AAPO". On September 15, 2004 the closing price of Aampro Group shares was $0.01 per share.


           Our financial statements were prepared on the assumption that we will continue as a going concern. The report of our independent accountants for the year ended December 31, 2003 acknowledges that we have incurred losses in each of the last fiscal years and that we will require additional funding to sustain our operations. These conditions cause substantial doubt as to our ability to continue as a going concern. Our financial statements included herein do not include any adjustments that might result should we be unable to continue as a going concern.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

           The following table includes the names, ages and positions of our directors and executive officers as of March 31, 2004. A summary of the background and experience of each of these individuals immediately follows the table.

Our directors and executive officers are:

Name                     Age        Position
------------------      -----       --------------------------------------------
Richard Miller           43         Chief Executive Officer, President Director
                                    and Chairman of the Board of Directors
                                    Secretary and acting Chief Financial Officer

           All directors hold office until the next annual meeting of stockholders and until their successors are duly elected or until their earlier resignation or removal. Officers are appointed to serve, subject to the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among any of our directors and officers.

           Our directors receive no cash compensation for their services as directors. Our policy is to reimburse non-employee directors for expenses actually incurred in connection with attending meetings of our board of directors. Directors and executive officers are also eligible for stock and option grants under our stock option plans as determined by our board of directors.

           Our sole officer and director, Richard Miller, devotes such time to the business of the Company as deemed necessary for its operation, which is currently approximately ten (10) hours per week. It is expected that Mr. Miller will increase the amount of time he devotes to the business of the Company after this Offering is declared effective. Mr. Miller has other business interests as a financial advisor, none of which compete with the business of the Company.


RICHARD MILLER
CHIEF EXECUTIVE OFFICER, DIRECTOR AND CHAIRMAN


Since 1991, Mr. Miller has been a private investor in both equities and real estate. During that period of time, Mr. Miller held no other outside employment. Prior to 1991, Mr. Miller was a vice president of equity investments at Bear Stearns and LF Rothchild. He received a B.S. degree in Economics from New York University in 1981.

EXECUTIVE COMPENSATION

           The following table sets forth the cash and other compensation we paid during the last fiscal year to our chief executive officer, president and other individuals who served as executive officers and whose total compensation was $100,000 or more.

SUMMARY COMPENSATION TABLE

Compensation in 2003

              The annual base salary as of December 31, 2003 and stock options granted to Mr. Miller during the period from inception December 31, 2003 are set forth in the following table:

Name and Principal Position    Annual Compensation (1)    Long-Term Compensation Awards
---------------------------    -----------------------    -----------------------------
                                Salary      Cash Paid        Options        Warrants
Richard Miller                    $0            0               0              0

(1) Compensation paid to Mr. Miller in 2003 was paid in the form of shares of the Company's common stock.


                              OPTION GRANTS IN 2003

           None of those persons listed in the previous table were granted options to purchase shares of our common stock during fiscal year 2003.

EMPLOYMENT AGREEMENTS

              We have no employment contract with our sole officer.

EMPLOYEE STOCK PLANS

           On November 1, 2003, the Board of Directors adopted the Company's "2003 Compensation Benefit Plan", under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. Richard

Miller, our sole director, voted in favor of adopting the 2003 Compensation Benefit Plan. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan as of September 15, 2004, which shares were granted to Barry Hawk, Stuart Davis, Milton Miller and Robert Davis, each of which have been consultants to the Company.


INDEMNIFICATION

           The Nevada Business Corporation Act provides that we may indemnify our directors, officers, employees and other agents, and persons who serve at our request as directors, officers, employees or other agents of another corporation. Subject to Nevada law, our officers and directors are not personally liable for monetary damages resulting from breaches of their fiduciary duty unless:

          o the officer or director has breached his fiduciary duty of loyalty to us or our shareholders;

          o the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

          o for any transaction from which the director or officer derived an improper personal benefit.

           Our By-Laws also provide indemnification to our directors, officers, employees and agents, including claims brought under state or Federal Securities laws, to the full extent allowable under Nevada law. We have also entered into indemnification agreements with our directors and executive officer providing, among other things, that we will provide defense cost against any such claims, subject to reimbursement in certain events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of March 31, 2004, certain information concerning the beneficial ownership of each class of our voting stock held by:

          o each beneficial owner of 5% or more of our voting stock, based on reports filed with the SEC and certain other information;

          o    each of our directors;

          o    each of our executive officers; and

          o    all executive officers and directors as a group.

Name and Address(1)                 Amount and Nature of Beneficial   Percent of Common Stock
                                     Ownership of Common Stock (2)           Ownership (3)
---------------------------------   -------------------------------   -----------------------
Richard Miller                                10,000,000                        82.98%

Officers and Directors as a Group             10,000,000                        82.98%
(one person)

(1) The address of each director, officer and principal stockholder is c/o SK Realty, Inc., 585 Stewart Avenue; Suite 760, Garden City, NY 11530.

(2) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities.

(3) Each beneficial owner's percentage ownership is determined by assuming that stock options and warrants that are held by that person (but not those held by any other person) and which are exercisable within 60 days from the date on which beneficial ownership is to be determined have been exercised.


MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

           There has been no established public trading market for the Company's common stock and, prior to the offering, there were not shares of the Company's common stock which would be available for sale in a public trading market. There is no current price quoted for the common stock There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board by having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company's common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company's common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder.

NUMBER OF SHAREHOLDERS AND TOTAL OUTSTANDING SHARES

           As of March 31, 2004, there were approximately 325 holders of record of our common stock and shares issued and outstanding.

           As of March 31, 2004, there were no shares of preferred stock issued and outstanding.

DIVIDENDS

           We have paid no dividends on our shares of common stock and we have no current intentions to pay dividends on our shares of common stock in the future. Any future determination to pay cash dividends on our shares of common stock will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

DESCRIPTION OF SECURITIES

           We have summarized below the material provisions of our Articles of Incorporation, Bylaws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Where To Find Additional Information" for information about how to obtain a copy of the documents we refer to in this section.

AUTHORIZED CAPITAL STOCK

           Under our Articles of Incorporation, we are authorized to issue up to three hundred ten million (310,000,000) shares of stock consisting of the following:

           Three hundred million shares of common stock

           Ten million shares of preferred stock

COMMON STOCK

           Shares of our common stock are not redeemable, do not have any conversion rights and are not subject to call. Holders of shares of our common stock have no preemptive, redemption, conversion or other subscription rights and are entitled to one vote per share on any matter submitted to a vote of our shareholders. Cumulative voting is prohibited in the election of directors. This means that the holders of a majority of the outstanding shares of common stock, voting for the election of directors, can elect all of our directors. In such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of shares of common stock are entitled to receive dividends, if any, as and when declared from time to time by our board of directors, out of legally available funds, but subject to the prior payment of dividends to the holders of any outstanding shares of preferred stock. Subject to the rights of the holders of preferred stock, if any, upon liquidation dissolution or winding up of our affairs, the holders of shares of our common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of all shares of our common stock. The shares of our common stock currently outstanding are validly issued, fully paid and non-assessable.

PREFERRED STOCK

           Our Articles of Incorporation authorize our board of directors to issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. We may issue the preferred stock in one or more classes or series. Each class or series will have the voting rights, designations, preferences and relative rights as fixed by resolution of our board of directors, without the consent of our shareholders. Our preferred stock may rank senior to our common stock as to dividend rights, liquidation preferences, or both. Our preferred stock may also have extraordinary or limited voting rights.

LEGAL MATTERS

           The validity of the issuance of the warrants and common stock offered pursuant to this prospectus is being passed upon for us by Paul Goodman, Esq.

EXPERTS

           Our financial statements from inception through December 31, 2003 were audited by HJ & Associates, LLC independent certified public accountants, as set forth in their report appearing elsewhere in this prospectus and in the registration statement. Our financial statements are included in this prospectus in reliance upon such reports given upon the authority of HJ & Associates, LLC as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION

           We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this prospectus. Once this registration statement has been declared effective, the Company will file with the SEC annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, as well as other reports required under the Securities Exchange Act of 1934, as amended. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information you may read and copy documents at the public reference room of the SEC at 450 5th Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

                         INDEX TO FINANCIAL INFORMATION



Item                                                                        Page
----                                                                        ----

Independent Auditors' Report................................................F-2


Consolidated Balance Sheet as of December 31, 2003..........................F-3

Consolidated Statements of Operations and Other Comprehensive Loss
for the year ended December 31, 2003........................................F-4

Consolidated Statements of Stockholder's Equity (Deficit)
for the year ended December 31, 2003........................................F-5

Consolidated Statements of Cash Flows
for the year ended December 31, 2003........................................F-6


Notes to the Consolidated Financial Statements for
for the year ended December 31, 2003........................................F-7


Balance Sheet as of June 30, 2004
and December 31, 2003.......................................................F-12

Statements of Operations and Other Comprehensive Loss (Unaudited)
for the six months ended June 30, 2004 and the
year ended December 31, 2003................................................F-13

Consolidated Statements of Cash Flows (Unaudited)
for the six months ended June 30, 2004
and the year ended December 31, 2003........................................F-14

Notes to the Consolidated Financial Statements for
June 30, 2004 and December 31, 2003.........................................F-15




   The accompanying notes are an integral part of these consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
SK Realty Ventures, Inc. and Subsidiary
(A Development Stage Company)
Old Brookville, New York

We have audited the accompanying consolidated balance sheet of SK Realty Ventures, Inc. and subsidiary (a development stage company) as of December 31, 2003 and the related consolidated statements of operations and other comprehensive loss, stockholders' equity, and cash flows for the year ended December 31, 2003 and from the date of inception on August 1, 2003 through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SK Realty Ventures, Inc. and subsidiary (a development stage company) as of December 31, 2003 and the results of their operations and other comprehensive loss and their cash flows for the year ended December 31, 2003 and from the date of inception on August 1, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has generated significant losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
March 9, 2004


   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheet




                                     ASSETS

                                                                    December 31,
                                                                       2003
                                                                    ------------
CURRENT ASSETS

   Cash                                                              $      --
   Marketable securities (Note 5)                                       26,250
                                                                     ---------

      Total Current Assets                                              26,250
                                                                     ---------

OTHER ASSETS

   Tax deeds (Note 8)                                                   11,000
                                                                     ---------

      Total Other Assets                                                11,000
                                                                     ---------

      TOTAL ASSETS                                                   $  37,250
                                                                     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Total Current Liabilities                                      $      --
                                                                     ---------

STOCKHOLDERS' EQUITY

   Preferred stock; 10,000,000 authorized at $0.0001 par value              --
   Common stock; 300,000,000 shares authorized at $0.0001 par
   value; 12,050,000 shares issued and outstanding                       1,205
   Additional paid-in capital                                          187,326
   Deferred consulting expense                                         (89,581)
   Subscription receivable                                                (150)
   Other comprehensive loss                                            (11,250)
   Deficit accumulated during the development stage                    (50,300)
                                                                     ---------

      Total Stockholders' Equity                                        37,250
                                                                     ---------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  37,250
                                                                     =========


   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
       Consolidated Statement of Operations and Other Comprehensive Loss




                                                          From
                                                      Inception on
                                                       August 1,
                                                        2003 to
                                                      December 31,
                                                          2003
                                                      -----------
REVENUES                                              $        --
                                                      -----------

EXPENSES                                                       --

   Salary and consulting expense                           50,300
                                                      -----------

NET LOSS                                              $   (50,300)
                                                      -----------

OTHER LOSS

   Change in marketable securities valuation             (11,250)
                                                      -----------

TOTAL COMPREHENSIVE LOSS                              $  (61,550)
                                                      ===========

BASIC LOSS PER SHARE                                  $    (0.01)
                                                      ===========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                    11,901,684
                                                      ===========



   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity (Deficit)



                                                                                                              Deficit
                                                                                                            Accumulated
                                           Preferred Stock              Common Stock          Additional    During the
                                      ------------------------    ------------------------      Paid-in     Development
                                        Shares        Amount        Shares        Amount        Capital        Stage
                                      ----------    ----------    ----------    ----------    ----------    ----------

Balance, December 8, 2003                     --            --            --            --            --            --

August 1, 2003, Shares issued
  to founders for services                    --            --    10,000,000         1,000         9,000            --

August 1, 2003, shares issued
  to acquire tax deeds at $0.006
  per share                                   --            --     1,800,000           180        10,970            --

August 1, 2003, shares issued
  for legal services at $0.20
  per share                                   --            --        50,000             5         9,995            --

November 15, 2003, shares issued
  for marketable securities at
  $0.188 per share                            --            --       200,000            20        37,480            --

November 15, 2003, options granted
  for consulting services                     --            --            --            --       119,881            --

Net loss for the year ended
 December 31, 2003                            --            --            --            --            --       (50,300)
                                      ----------    ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2003                    --    $       --    12,050,000    $    1,205    $  187,326    $  (50,300)
                                      ==========    ==========    ==========    ==========    ==========    ==========


   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows




                                                           From
                                                        Inception on
                                                          August 1,
                                                          2003 to
                                                        December 31,
                                                            2003
                                                        ------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                             $(50,300)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
      Stock issued for services                           20,000
      Amortization of deferred consulting expense         30,300
      Changes in operating assets and liabilities:
      Increase in accrued expenses                            --
                                                        --------

   Net Cash Used by Operating Activities                      --
                                                        --------

CASH FLOWS FROM INVESTING ACTIVITIES                          --
                                                        --------

CASH FLOWS FROM FINANCING ACTIVITIES                          --
                                                        --------

INCREASE IN CASH                                              --

CASH AT BEGINNING OF PERIOD                                   --
                                                        --------

CASH AT END OF PERIOD                                   $     --
                                                        ========

SUPPLEMENTAL CASH FLOW INFORMATION

   Cash paid for interest                               $     --
   Cash paid for income taxes                           $     --

NON-CASH INVESTING AND FINANCING ACTIVITIES

   Stock for assets                                     $ 48,650
   Stock issued for services                            $ 20,000



   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 2003


NOTE 1 -      ORGANIZATION AND CORPORATE HISTORY

              The Company was incorporated on August 1, 2003, under the name of SK Realty Ventures, Inc. The Company is in the business of purchasing tax lien certificates from municipalities and either realizing a substantial gain upon the redemption of the tax lien certificate by the owner of the underlying property or foreclosing on the property. Since inception, the Company has acquired two properties in Reading, Pennsylvania via this method. Tax lien certificates are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and interest to the tax lien certificate holder. The articles of incorporation of the Company state that its purpose is to engage in the business of making investments and acquisition of assets, properties and businesses and to engage in any an all other lawful business.

              As of December 31, 2003, planned principal operations have commenced, but there has been no significant revenue therefrom. Therefore, the Company is considered to be a development stage company.

              On August 15, 2003 the Company acquired all of the outstanding shares of J Adam Holdings, Inc. (J Adam). The Company in apply the purchase method considered all pertinent facts and circumstances, in particular the Company considered the following: (1) the Company retained the voting rights of the combined entity; (2) the Company's owner maintained a significant ownership in the combined entity; (3) the composition of the governing body and senior management was unaffected by the acquisition and (4) the Company did not pay a premium for the equity securities received. The acquisition was determined to be arms length and not with any related party. The refore, the acquisition has been accounted for as a purchase and results of operations of J. Adam since the date of acquisition are included in the consolidated financial statements. J Adam was incorporated in Delaware on May 3, 2002. In November J Adam acquired the Tax Deeds assets (Note 8). J Adam had no other activity.

NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Recognition of Income


              The accompanying notes are an integral part of these
                       consolidated financial statements.

              The Company recognizes income and expenses on the accrual basis of accounting. The fiscal year of the Company ends on December 31.

              b.  Basic Income Per Share

              The computation of basic income per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements as follows:

                                                                    December 31,
                                                                         2003

              Numerator - (loss)                                    $  (50,300)
              Denominator - weighted average number of
                shares outstanding                                  11,901,684

              Loss per share                                        $    (0.00)

              c.  Provision for Taxes

         Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Net deferred tax asset consists of the following components as of December 31, 2003 :

                                                                     2003
              Deferred tax assets
              NOL Carryover                                       $      -
                                                                         -
              Deferred tax liabilities                                   -
              Valuation allowance                                        -
              Net deferred tax asset                              $      -

              The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2003 due to the following:


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                                                  2003

              Book Loss                                        $ (15,717)
              Accrued compensation                                15,717
              Valuation allowance                                      -
                                                               $       -

              At December 31, 2003, the Company had no net operating loss carryforwards that may be offset against future taxable income.

              Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

              d. Cash and Cash Equivalents

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

              e. Estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported.

              f. Principles of Consolidation

              The consolidated financial statements include those of SK Realty Ventures, Inc., a corporation, and its wholly-owned subsidiary, J Adams Holdings, Inc. All significant intercompany accounts and transactions have been eliminated.

              g. Available-for-Sale Securities

              Available-for-sale securities consist of marketable equity securities not classified as trading or held-to-maturity. Available-for-sale securities are stated at fair value, and unrealized holdings gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

              h. Impairment of Assets

              In accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NOTE 3-       GOING CONCERN

              The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

              In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

              The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4-       NEWLY ISSUED ACCOUNTING PRONOUNCMENTS

              The Company adopted the provisions of FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," FASB Statement No.145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections," FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," FIN 44, "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25)," and FASB Statement No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." The effect of these adopted provisions on the Company's financial statements was not significant.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS 148). SFAS 148 is effective for fiscal years beginning after December 15, 2003. The Company is currently reviewing SFAS 148.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

NOTE 5 -     INVESTMENT IN MARKETABLE EQUITY SECURITIES

              The following is a summary of the Company's investment in available-for-sale securities as of December 31, 2003:

                                                                       Available-for-Sale
                                                          Gross              Gross
                                                       Unrealized         Unrealized          Fair
                                                          Gains             Losses            Value
                                                                             2003

              Equity securities - free trading         $      -       $     11,250        $    26,250
              Equity securities - restricted           $      -       $          -        $         -


              Changes in the unrealized gain (loss) on available-for-sale securities during the period ended December 31, 2003 reported as a separate component of stockholders' equity are as follows:

                                                                     For the
                                                                    Year Ended
                                                                    December 31,
                                                                       2003

              Beginning balance                                     $       -
              Increase in unrealized holding gains (losses)           (11,250)
              Ending balance                                          (11,250)


              The value of the security was determined by analyzing the trading value of the stock on the open market as of the end of the year.

NOTE 6 - PREFERRED STOCK

              The Company has authorized up to 10,000,000 shares of preferred stock with a par value of $.0001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences. At December 31, 2003, there are no issued series or shares of preferred stock.

NOTE 7 - OUTSTANDING STOCK OPTIONS

              FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which was amended by SFAS No. 148 requires the Company to provide proforma information regarding net income and

              The accompanying notes are an integral part of these
                       consolidated financial statements.

              net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No.
              123. The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following assumptions used for grants during 2003: dividend yield of zero percent, expected volatility of 13.12 percent, risk-free interest rate of 2.625 percent, and expected life of 0.25 years. As a result of applying SFAS No. 123, the Company incurred an expense for services rendered by non-employees, which is included in salary and consulting expense on the statement of operations for the year ended December 31, 2003.

              On November 1, 2003, the Board of Directors of the Company adopted "The 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan.

              A summary of the status of the Company's stock option plan as of December 31, 2003 and changes during the year is presented below:

                                                                     Weighted
                                                                      Average
                                                    Shares        Exercise Price

              Outstanding, August 1, 2003

                  Granted                          1,200,000         $ 0.0001
                  Canceled/Expired                         -         $      -
                  Exercised                                -         $      -

              Outstanding, December 31, 2003       1,200,000

              Exercisable, December 31, 2003         600,000


NOTE 8-       TAX DEEDS

              The Company, through it wholly owned subsidiary, obtained ownership of two pieces of property in Reading, PA by bidding and paying back taxes on the county's tax sale of the property. The value of the property is the cost paid to the county to obtain the rights to the property.

NOTE 9 -      DEFERRED COMPENSATION EXPENSE

              On November 15, 2003, the Company entered into a consulting agreement with individuals to provide strategic planning and business development for the Company. The agreement was for six months and


              The accompanying notes are an integral part of these
                       consolidated financial statements.

              the individuals were to be compensation with options to acquire stock (See Note 7). The valuation of options and warrants granted to unrelated parties for services are measured as of the earlier of (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached, or (2) the date the counterparty's performance is complete. Pursuant to the requirements of EITF 96-18, the options and warrants will continue to be revalued in situations where they are granted prior to the completion of the performance. The value was determined by using the Black Scholes Model with the following criteria: rate 2.625%, volatility 13.12%, dividend 0% and maturity of 4 months. As of December 31, 2003 $30,300 of the value received had been earned. The remaining amount of $89,581 has been recorded as a deferred expense.









              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                     ASSETS

                                                                     June 30,     December 31,
                                                                       2004           2003
                                                                   (Unaudited)
CURRENT ASSETS

   Cash                                                          $        50    $        --
   Marketable securities                                               7,500         26,250

   Total Current Assets                                                7,550         26,250

   OTHER ASSETS

      Tax Deeds                                                       11,000         11,000

        Total Other Assets                                            11,000         11,000

   TOTAL ASSETS                                                  $    18,550    $    37,250


    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES

      Accrued Expenses                                           $    39,000             --

   Total Current Liabilities                                     $    39,000             --

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock; 10,000,000 authorized at $0.0001 par value            --             --
   Common stock: 300,000,000 shares authorized at                               $     .0001
   par value, 12,050,000 shares issued and outstanding                 1,205          1,205
   Additional paid-in capital                                        187,326        187,326
   Deferred consulting expense                                            --        (89,581)
   Subscription receivable                                               (40)          (150)
   Other comprehensive (loss)                                        (30,000)       (11,250)
   Deficit accumulated during the development stage                 (178,941)       (50,300)

   Total Stockholders' Equity (Deficit)                              (20,450)        37,250

   TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY  (DEFICIT)                                           $    18,550    $    37,250



   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
       Consolidated Statements of Operations and Other Comprehensive Loss
                                   (Unaudited)

                                                                                From Inception of
                                                                                  Development
                                                                                   Stage on
                                                   Three months     Six months     August 1,
                                                      Ended           ended       2003 through
                                                     June 30,         June 30,      June 30,
                                                      2004            2004           2004
REVENUE                                                  --              --              --

EXPENSES

Salary and consulting expense                        44,641         119,581         169,881
Overhead and other expenses                           4,500           9,060           9,060

NET LOSS                                            (49,141)       (128,641)       (178,941)

OTHER COMPREHENSIVE LOSS

   Change in marketable securities valuation        (10,500)        (18,750)        (30,000)

TOTAL COMPREHENSIVE LOSS                       $    (59,641)   $   (147,391)   $   (208,941)

BASIC LOSS PER SHARE                                           $      (0.01)   $      (0.00)

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                           11,901,684      11,901,684


The three and six months ended June 30, 2003 Statements of Operations are not presented because the Company was not incorporated until August 1, 2003.



   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                                   (Unaudited)


                                                                                  From Inception of
                                                                                     Development
                                                                                      Stage on
                                                        Three months   Six months     August 1,
                                                           Ended         ended       2003 through
                                                          June 30,      June 30,      June 30,
                                                           2004           2004           2004
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                              $ (49,141)     $(128,641)   $(178,941)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
      Stock issued for services                             20,000
      Amortization of deferred consulting expense           29,641         89,581      119,881
     Changes in operating assets and liabilities:
      Increase in accrued expenses                          19,500         39,000       39,000

        Net Cash Used by Operating Activities                  (60)           (60)

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES

   Subscription receivable                                     110            110

      Net Cash Provided by Financing Activities                110            110

INCREASE IN CASH                                                50             50

CASH AT BEGINNING OF PERIOD                                     50             --           --

CASH AT END OF PERIOD                                    $      50      $      50    $      50

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

CASH PAID FOR:

   Interest                                              $      --      $      --    $      --
   Income taxes                                          $      --      $      --    $      --

NON-CASH FINANCING AND INVESTING ACTIVITIES

   Stock for Assets                                      $      --      $      --    $  48,650
   Stock issued for services                             $      --      $      --    $  20,000
   Net change in unrealized holding loss on investment   $ (10,500)     $ (18,750)   $ (30,000)



The three and six months ended June 30, 2003 Statements of Cash Flows are not presented because the Company was not incorporated until August 1, 2003.


   The accompanying notes are an integral part of these consolidated financial statements.

                     SK REALTY VENTURES, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                       June 30, 2004 and December 31, 2003


NOTE 1 -        BASIS OF FINANCIAL STATEMENT PRESENTATION

                The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2003 Annual Report on Form SB-2. Operating results for the three months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2 -        GOING CONCERN

                The Company's consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

           In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

           The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


     The accompanying notes are an integral part of these consolidated financial statements.

NOTE 3-    OUTSTANDING STOCK OPTIONS

           On November 1, 2003, the Board of Directors of the Company adopted "The 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals. The total number of shares as to which the Company may issue or grant options under this plan is one and one half million (1,500,000). The Company has granted 1,200,000 shares under this plan.

                A summary of the status of the Company's stock option plan as of June 30, 2004 and changes during the period are presented below:

                                                                Weighted
                                                                Average
                                                      Shares    Exercise Price

Outstanding, March 31, 2004                          1,200,000   $    0.0001
     Granted                                               --    $        --
     Canceled/Expired                                      --    $        --
     Exercised                                             --    $        --

Outstanding, June 30, 2004                           1,200,000

Exercisable, June 30, 2004                             600,000

NOTE 4-         CREDIT LINE

                An analysis of the related party line of credit of the Company as of June 30, 2004 is shown below:

                                                      Line of        Debt
                                                      Credit         Outstanding

                Revolving Credit Line              $  100,000        $       --

                The Company entered into a revolving credit promissory note with a related party on May 1, 2004. The revolving credit line is for $100,000 with an annual interest rate of 9%. As of June 30, 2004, the Company had not drawn on the credit line.



     The accompanying notes are an integral part of these consolidated financial statements.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee -- Securities and Exchange Commission............  $    25.00
    Fees and Expenses of Accountants........................    5,000.00
    Fees and Expenses of Counsel............................   15,000.00
    Printing Expenses.......................................    1,000.00
Miscellaneous Expenses......................................      500.00
                                                              ----------
              Total.........................................  $21,525.00
                                                              ==========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

           On August 1, 2003, Registrant sold 10,000,000 shares of restricted common stock to Richard Miller, the founder of the Company at a price of $.0001 per share.

           On August 1, 2003, Registrant sold 50,000 shares of restricted common stock for legal services at a price of $.20 per share.

           Each of the sales listed above was made either for cash or for services. Sales for which the consideration was services were made in reliance upon the exemption from registration provided by Rule 701 adopted pursuant to
Section 3(b) of the Securities Act of 1933. Sales for which the consideration was cash were made in reliance upon the exemption from registration offered by
Section 4(2) of the Securities Act of 1933. The persons who acquired shares for services, and the Subscription Agreement and Investment Representations executed by persons who acquired shares for cash, and based upon the pre-existing relationship between the cash subscribers and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

           On August 15, 2003, Registrant sold 1,800,000 shares of restricted common stock to the stockholders of J. Adams in connection with the purchase of all of the issued an outstanding shares of J. Adam. The shareholders of J. Adam were Gwenn Simon, Milton Miller, Barry Hawk, Geralk Hawk, Robert Davis, Stuart Davis and Steven Zeitchik.

           Each of the sales listed above were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the stockholders of J. Adam and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to such individuals, and did in fact believe, when such subscriptions were accepted, that such individuals (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

           On November 15, 2003, the Registrant issued 200,000 shares of restricted common stock in exchange for 750,000 shares of restricted common stock Aampro Group, Inc., a publicaly traded compay.

           The sale listed above was made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The Company had reasonable grounds to believe immediately prior to making an offer to the private investor, and did in fact believe, when such subscription was accepted, that such purchaser (1) was purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchaser had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

           In November, 2003, the Company issued 1,200,000 shares to consultants under the Company's 2003 Compensation Benefit Plan, under which the Company may issue stock, or grant options to employees, consultants, advisors, or other individuals.

         Each of the sales listed above were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the stockholders of J. Adam and the Company's officers and directors, the Company had reasonable grounds to believe immediately prior to making an offer to such individuals, and did in fact believe, when such subscriptions were accepted, that such individuals (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.


ITEM 27. EXHIBITS

Exhibit
Number            Document
------------      ------------------------
3.1               Articles of Incorporation of SK Realty Ventures, Inc.*
3.2               By-laws *
5.1               Legal Opinion of Paul Goodman, Esq
10.1              Secured Credit Line Agreement
10.2              Credit Line Mortgage and Security Agreement
10.3              Secured Revolving Credit Grid Promissory Note
21                Subsidiaries of Registrant *
23.               Consent of HJ & Associates, LLC*
24                Power of Attorney (included in Part II of the Registration
                  Statement)


* Included in Form SB-2 filed April 28, 2004.


ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any additional or changed material information on the plan of distribution.

           2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                   SIGNATURES



           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Garden City, State of New York, on the 13th day of October, 2004.



                                              SK Realty Ventures, Inc.
                                              a Nevada corporation (Registrant)

                                              By: /s/ Richard Miller
                                              ----------------------------------
                                              Chief Executive Officer


                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints Richard Miller, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 13th day of October, 2004 by the following persons in the capacities indicated.



Signature                    Title
--------                     --------

/s/ Richard Miller           Chief Executive Officer, President, Acting Chief
                             Financial Officer and Director

                               EXHIBIT INDEX


3.1        Articles of Incorporation of SK Realty Ventures, Inc.*
3.2        By-laws *
3.3        Sample Stock Certificate of the Registrant*
5.1        Legal Opinion of Paul Goodman, Esq
10.1       Secured Credit Line Agreement
10.2       Credit Line Mortgage and Security Agreement
10.3       Secured Revolving Credit Grid Promissory Note
21         Subsidiaries of Registrant *
23.        Consent of HJ & Associates, LLC
24         Power of Attorney (included in Part II of the Registration Statement)

*          Included in Form SB-2 filed April 28, 2004.